Exhibit 10.3

LOCK-UP AGREEMENT

Transcat, Inc.

35 Vantage Point Drive

Rochester, New York 14624

Re: Agreement and Plan of Merger

Ladies and Gentlemen:

The undersigned (“Holder”), as a recipient of shares of common stock, par value $0.50 per share (the “Common Stock”), or rights to acquire Common Stock, of Transcat, Inc. (“Parent”) pursuant to that certain Agreement and Plan of Merger, dated as of August 8, 2023, by and among Parent, Axiom Test Equipment, LLC, Axiom Test Equipment, Inc. (the “Company”), the Company’s shareholders, and certain other individuals (the “Merger Agreement”), understands that Parent has an interest in maintaining market confidence in Parent and supporting the price of the Common Stock, and that Parent may seek to conduct an offering of Common Stock with an underwriter (the “Underwriter”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriter and Parent, pursuant to a registration statement filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Merger Agreement.

In consideration of Parent’s agreement to enter into the Merger Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, Holder hereby agrees, for the benefit of Parent and the Underwriter that, without the prior written consent of Parent, Holder will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Closing Consideration Shares (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Closing Consideration Share (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) with respect to any Closing Consideration Share or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Closing Consideration Share, whether or not such transaction is to be settled by the delivery of Closing Consideration Shares, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Closing Consideration Share” means each of the _____ shares of Common Stock issued to Holder as Closing Consideration Shares pursuant to the Merger Agreement.

The Lock-Up Period will commence on the date of this Lock-up Agreement and continue until the date that is 180 days after the Registration Effective Date. As used herein, “Registration Effective Date” means the date on which the Shelf Registration Statement (as defined in the Registration Rights Agreement) that Parent files with the SEC for the Closing Consideration Shares pursuant to the Registration Rights Agreement is declared effective by the SEC.

Notwithstanding the foregoing, the Closing Consideration Shares shall be released from the restrictions set forth in this Lock-Up Agreement as follows:

(a) on the Registration Effective Date, _____ Closing Consideration Shares will be released from the restrictions set forth in this Lock-Up Agreement;

(b) on the date that is 90 days after the Registration Effective Date, _____ Closing Consideration Shares will be released from the restrictions set forth in this Lock-Up Agreement; and

(c) on the expiration of the Lock-Up Period, the remaining _____ Closing Consideration Shares will be released from the restrictions set forth in this Lock-Up Agreement.

In addition, Holder further agrees that, except for the registration statement to be filed pursuant to the Registration Rights Agreement, during the Lock-Up Period Holder will not, without the prior written consent of Parent: (a) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Closing Consideration Share, or (b) exercise any rights Holder may have to require registration with the SEC of any proposed offering or sale of a Closing Consideration Share.

In furtherance of Holder’s obligations hereunder, Holder hereby authorizes Parent during the Lock-Up Period to cause any transfer agent for the Closing Consideration Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Closing Consideration Shares for which Holder is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Closing Consideration Shares for which Holder is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Closing Consideration Shares to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, Holder may transfer Holder’s Closing Consideration Shares:

(i)	as a bona fide gift or gifts,
(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of Holder or a member of members of the immediate family of Holder,
(iii)	if Holder is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Holder, (2) to limited partners, limited liability company members or stockholders of Holder, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of Holder or any other change of control of Holder, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,
(iv)	if Holder is a trust, to the beneficiary of such trust,
(v)	by testate or intestate succession,
(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or

(vii)	pursuant to the Underwriting Agreement;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with Parent to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that Holder has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if Holder is not a natural person) and constitutes the legal, valid and binding obligation of Holder, enforceable in accordance with its terms. Upon request, Holder will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of Holder shall be binding upon the successors and assigns of Holder from the date of this Lock-Up Agreement.

[signature page follows]

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Date:	August 8, 2023	Signature:
Name (printed):
Title (if applicable):
Entity (if applicable):

[signature page to Lock-Up Agreement]